UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On August 9, 2022, Peter J. Barris notified NextNav Inc. (the “Company”) of his decision to resign from the board of directors of the Company (the “Board”) and all committees thereof, effective immediately. The resignation of Mr. Barris was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Neil S. Subin as Director

On August 9, 2022, the Board, following the recommendation of the Nominating and Corporate Governance Committee of the Board appointed Neil S. Subin as a director with his term expiring at the Company’s 2023 annual meeting of stockholders and until his successor has been elected and qualified, subject, however, to his earlier death, resignation, retirement, disqualification or removal. Mr. Subin has been appointed to the Nominating and Corporate Governance Committee of the Board.

Mr. Subin’s cash compensation will be consistent with the cash compensation provided to all of the Company’s non-employee directors (other than Bandel Carano who has elected to receive his director compensation in the form of restricted stock in lieu of cash compensation). Under the Company’s current non-employee director compensation policy, Mr. Subin will receive an annual cash retainer of $50,000 for his service on the Board and the Nominating and Corporate Governance Committee of the Board, which will be prorated for 2022, and an initial award of restricted stock under the NextNav Inc. 2021 Omnibus Incentive Plan with a prorated grant date value of $116,301.

The Company also entered into an indemnity agreement with Mr. Subin in connection with his appointment to the Board. The indemnity agreement is in substantially the same form as the indemnity agreement for the other directors of the Company that was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2022.

No arrangement or understanding exists between Mr. Subin and any other person pursuant to which Mr. Subin was appointed as a director. There are no transactions in which Mr. Subin has an interest which would require disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Item 8.01.              Other Events.

On August 10, 2022, the Company issued a press release announcing Mr. Subin’s appointment to the Board. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated August 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2022

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer